Exhibit 10.1

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Employment Agreement (“Amendment”) is made and entered effective as of January 21, 2016, by and between Autobytel Inc., a Delaware corporation (“Company”), and Jeffrey H. Coats (“Employee”).

Background

The Company and the Employee have entered into that certain Second Amended and Restated Employment Agreement dated as of April 3, 2014 (“Employment Agreement”).  The parties desire to amend the Employment Agreement as set forth in this Amendment.

In consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
Amendments to Employment Agreement

1.1           Payment of Base Annual Salary.  Section 4(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

(a)           As compensation for the services to be rendered by Employee pursuant to this Agreement, the Company hereby agrees to pay Employee a base annual salary (“Base Annual Salary”) at a rate equal to Five Hundred Fifty Thousand Dollars ($550,000) during the Term. Employee’s Base Annual Salary shall be reviewed by the Board (or the Compensation Committee thereof) at least annually and may be increased by an amount approved by the Board (or the Compensation Committee thereof) in its sole discretion, and Employee agrees that the Company has not made any promises or guaranty of any increase in Base Annual Salary during the Term. The Company may not reduce Employee’s Base Annual Salary during the Term without Employee’s prior written consent. The Base Annual Salary shall be paid in substantially equal bimonthly installments, in accordance with the normal payroll practices of the Company. While employed by the Company, the Employee will not receive any compensation for Employee’s service as a member of the Company’s Board or any of its committees.

1.2           Payment of Annual Incentive Compensation. Section 4(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

(c)           For each calendar year beginning with 2014 and ending before this Agreement expires or terminates, Employee shall be eligible to receive, at the time and in the form provided for in the Company’s annual incentive compensation plan, an annual incentive bonus opportunity targeted at one hundred percent (100%) of Employee’s Base Annual Salary based upon annual performance goals and the achievement of those goals, as established and determined at least annually (and consistently with the Company’s most recent proxy statement disclosure of the standards for providing cash-based incentive compensation) by the Board or the Compensation Committee of the Board. Such performance goals may include Company-wide performance objectives, divisional or departmental performance objectives, and/or individual performance objectives, as the Board or the Compensation Committee may determine in its discretion.

1.3           Changes Apply Retroactively. The compensation changes set forth in Sections 1.1. and 1.2 above shall be applied and shall be effective retroactively as of January 1, 2016.

ARTICLE 2
General Provisions

2.1           Capitalized Terms.  All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Employment Agreement.

2.2           Continuing Effectiveness.  Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect and neither party by virtue of entering into this Amendment is waiving any rights it has under the Employment Agreement, and once this Amendment is executed by the parties hereto, all references in the Employment Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Employment Agreement as modified by this Amendment.

2.3           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Autobytel Inc.
By: /s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

Employee
By: /s/ Jeffrey H. Coats
Jeffrey H. Coats